Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Dan Rollins
Prosperity Bank Plaza	President and Chief Operating Officer
4295 San Felipe Houston, Texas 77027	281.269.7199
dan.rollins@prosperitybanktx.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS STRONG

SECOND QUARTER EARNINGS

•	2Q09 Earnings Per Share of $0.57 (diluted)

•	Net Interest Margin (tax equivalent) increases to 4.04%

•	Allowance for Credit Losses to Total Loans increased to 1.23%

•	Tangible Common Equity Ratio increased to 4.84%

•	Non-Performing Assets remain low at 0.26% of Average Earning Assets

HOUSTON, July 17, 2009. Prosperity Bancshares, Inc.® NASDAQ: (PRSP), the parent company of Prosperity Bank®, reported net income for the quarter ended June 30, 2009 of $26.510 million or $0.57 per diluted common share, an increase in net income of $3.073 million or 13.1%, compared with $23.437 million or $0.52 per diluted common share for the same period in 2008.

“While the banking industry continues to face significant headwinds, I am pleased to report strong earnings by our company,” commented David Zalman, Chairman and Chief Executive Officer. “We continue to believe our decision last fall not to participate in the U.S. Treasury Department’s TARP program was the right decision for our shareholders and our customers and expect that the strength of our bank will lead to future opportunities.”

“During the quarter, we continued to reduce our exposure to construction and development loans while our team of professional bankers continued to attract core deposit customers across the state of Texas. Additionally, excluding recently acquired locations, we experienced linked quarter deposit growth in excess of 16%,” continued Zalman.

Prosperity’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio. Prosperity has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented. Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures.

Results of operations for the three months ended June 30, 2009

For the three months ended June 30, 2009, net income was $26.510 million compared with $23.437 million for the same period in 2008. Net income per diluted common share was $0.57 for the three months ended June 30, 2009 and $0.52 for the same period in 2008. Returns on average assets, average common equity and average tangible common equity for the three months ended June 30, 2009 were 1.20%, 8.18% and 27.98%, respectively. Prosperity’s efficiency ratio (excluding net gains and losses on the sale of securities and assets) was 48.98% for the three months ended June 30, 2009.

Net interest income before provision for credit losses for the quarter ended June 30, 2009 increased 39.9% to $75.521 million compared with $53.971 million during the same period in 2008. The increase was attributable primarily to a 40.8% increase in average earning assets primarily due to the Franklin transaction. The net interest margin on a tax equivalent basis decreased to 4.04% for the three months ended June 30, 2009 compared with 4.10% for the same period in 2008.

On a linked quarter basis, the tax equivalent net interest margin increased six basis points to 4.04% for the three months ended June 30, 2009 from 3.98% reported for the three months ended March 31, 2009 as a result of multiple factors including lower deposit pricing.

Non-interest income increased $2.067 million or 15.8% to $15.133 million for the three months ended June 30, 2009 compared with $13.066 million for the same period in 2008. The increase was mainly attributable to an increase in service charges on deposit accounts related to accounts assumed from the FDIC as part of the Franklin Bank transaction.

Non-interest expense increased $13.440 million or 43.6% to $44.300 million for the second quarter of 2009 compared with $30.860 million for the second quarter of 2008. The increase was attributable to the increased expenses related to operating the additional banking offices that were acquired in the Franklin Bank transaction and increased FDIC insurance premiums.

Prosperity’s FDIC insurance premium cost for 2008 was approximately $1.4 million. The expected full year 2009 FDIC insurance premium (excluding any one-time assessments) is currently projected to be between $8.0 million and $9.0 million based upon deposit balances at June 30, 2009. Additionally, the FDIC imposed an emergency special assessment as of June 30, 2009, which for Prosperity will total approximately $4.2 million in pre-tax expense or $0.06 per diluted common share after tax.

Average loans increased 8.4% or $269.144 million to $3.472 billion for the quarter ended June 30, 2009 compared with $3.203 billion for the same period of 2008. Linked quarter average loans decreased 1.6% or $57.781 million from $3.530 billion at March 31, 2009. Average deposits increased 43.8% or $2.207 billion to $7.246 billion for the quarter ended June 30, 2009 compared with $5.040 billion for the same period of 2008. Linked quarter average deposits decreased 0.4% or $31.015 million from $7.277 billion at March 31, 2009.

Loans at June 30, 2009 were $3.451 billion, an increase of $137.991 million or 4.2%, compared with $3.313 billion at June 30, 2008. Loans decreased 1.4% or $49.981 million on a linked quarter basis compared with loans of $3.501 billion at March 31, 2009. As reflected in the table below, linked quarter loans for the second quarter of 2009 were impacted by the loans acquired from the FDIC as a part of the Franklin Bank transaction in November 2008 and the loans acquired as a part of the acquisition of 1st Choice in the second quarter of 2008. Excluding the loans acquired in these transactions, loans decreased 0.3%.

Deposits at June 30, 2009 were $7.258 billion, an increase of $1.961 billion or 37.0%, compared with $5.297 billion at June 30, 2008. Linked quarter deposits increased $51.016 million or 0.7% from $7.207 billion at March 31, 2009. As reflected in the table below, linked quarter deposits for the second quarter of 2009 were impacted by the deposits assumed from the FDIC as part of the Franklin Bank transaction and the deposits assumed as a part of the acquisition of 1st Choice. Excluding the deposits assumed in these transactions, linked quarter deposits increased 16.2% on an annualized basis and deposits increased 5.6% from June 30, 2008.

	June 30, 2009	Mar 31, 2009	June 30, 2008
	(Unaudited)	(Unaudited)	(Unaudited)
Balance Sheet Data (at period end) (In thousands)
Loans:
Acquired with 1st Choice	144,771	155,671	184,526
Acquired from FDIC (related to Franklin Bank)	282,733	312,793	0
All other	3,023,815	3,032,836	3,128,802

Total Loans	$3,451,319	$3,501,300	$3,313,328

Deposits:
Assumed with 1st Choice Bank	237,953	242,116	287,996
Assumed from FDIC (related to Franklin Bank)	1,729,657	1,880,823	0
All other	5,290,285	5,083,940	5,008,638

Total Deposits	$7,257,895	$7,206,879	$5,296,634

At June 30, 2009, construction loans totaled $613.386 million, consisting of approximately $178 million of single family residential construction loans; $86 million of land development loans; $96 million of raw land loans; $101 million of residential lot loans; $50 million of commercial lot loans; and $102 million of commercial construction and other construction loans. This is a decrease of $29.765 million from construction loans at March 31, 2009.

At June 30, 2009, Prosperity had $8.839 billion in total assets, $3.451 billion in loans, and $7.258 billion in deposits. Assets, loans and deposits at June 30, 2009 increased by 30.1%, 4.2% and 37.0%, respectively, compared with their level at June 30, 2008.

Results of operations for the six months ended June 30, 2009

For the six months ended June 30, 2009, net income was $51.988 million compared with $46.375 million for the same period in 2008. Net income per diluted common share was $1.13 for the six months ended June 30, 2009 compared with $1.04 for the same period in 2008. Returns on average assets, average common equity and average tangible common equity for the six months ended June 30, 2009 were 1.17%, 8.12% and 28.39%, respectively. Prosperity’s efficiency ratio was 49.22% for the six months ended June 30, 2009.

Net interest income before provision for credit losses for the six months ended June 30, 2009 increased $43.633 million or 41.2%, to $149.599 million compared with $105.966 million during the same period in 2008. The increase was attributable primarily to a 43.0% increase in average earning assets.

Non-interest income increased $4.405 million or 17.1% to $30.150 million for the six months ended June 30, 2009 compared with $25.745 million for the same period in 2008. The increase was mainly attributable to an increase in service charges on deposit accounts related to accounts assumed from the FDIC as part of the Franklin Bank transaction and deposit accounts assumed from the 1st Choice acquisition.

Non-interest expense increased $28.343 million or 47.3% to $88.323 million for the first six months of 2009 compared with $59.980 million for the same period in 2008. The increase was attributable to the increased expenses related to operating the additional banking offices that were acquired in the Franklin Bank transaction, the 1st Choice acquisition and FDIC insurance premiums.

The provision for credit losses was $13.025 million for the six months ended June 30, 2009 compared to $2.167 million for the six months ended June 30, 2008. Net charge offs were $7.383 million for the six months ended June 30, 2009 compared to $2.806 million for the six months ended June 30, 2008.

Asset Quality

Non-performing assets totaled $19.587 million or 0.26% of average earning assets at June 30, 2009 compared with $11.651 million or 0.22% of average earning assets at June 30, 2008 and $12.525 million or 0.16% of average earnings assets at March 31, 2009. The allowance for credit losses was 1.23% of total loans at June 30, 2009 compared with 1.03% at June 30, 2008 and 1.12% of total loans at March 31, 2009.

	June 30, 2009		Mar 31, 2009		Dec 31, 2008
	Amount	#	Amount	#	Amount	#
Non-performing assets (In thousands)
Commercial	$955	28	$1,207	24	$1,491	16
Construction	10,969	38	9,219	46	9,252	36
1-4 family (including home equity)	1,353	22	1,110	17	1,325	19
Commercial real estate (including multi-family)	6,157	9	859	5	2,014	8
Agriculture and agriculture real estate	0	0	8	1	30	3
Consumer	153	11	122	11	250	15
Other	0	0	0	0	6	1

Total	$19,587	108	$12,525	104	$14,368	98

	Three Months Ended June 30, 2009	Three Months Ended Mar 31, 2009	Twelve Months Ended Dec 31, 2008
Net Charge-offs (In thousands)
Commercial	$307	$761	$2,489
Construction	1,185	2,387	3,190
1-4 family (including home equity)	510	117	351
Commercial RE (including multi-family)	1,091	0	(110)
Agriculture	(1)	23	327
Consumer	434	569	1,374

Total	$3,526	$3,857	$7,621

The provision for credit losses was $6.9 million for the three months ended June 30, 2009 and $1.0 million for the three months ended June 30, 2008. Prosperity’s loan loss reserve model called for increased provisioning in the second quarter due to increased charge-offs resulting from a general weakening of the economy. Net charge offs were $3.526 million for the three months ended June 30, 2009 and $1.163 million for the three months ended June 30, 2008.

Conference Call

Prosperity’s management team will host a conference call on Friday, July 17, 2009 at 10:30 a.m. Eastern Daylight Time (9:30 a.m. Central Daylight Time) to discuss Prosperity’s second quarter earnings. Individuals and investment professionals may participate in the call by dialing 1-800-895-4790, the reference code is PBTX.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybanktx.com. The webcast may be accessed directly from Prosperity’s Home page under News and Events.

Assumption of deposits and acquisition of certain assets from the FDIC as receiver for Franklin Bank, SSB

On November 7, 2008, Prosperity Bank® paid a deposit premium of approximately $60.918 million to assume approximately $3.6 billion of deposits, including all uninsured deposits, from the FDIC, acting in its capacity as receiver for Franklin Bank. The FDIC entered into a purchase and assumption agreement with Prosperity Bank, which paid a premium to ensure that all deposits of Franklin Bank, both insured and uninsured, were transferred to Prosperity Bank®. Under the terms of the purchase and assumption agreement, Prosperity Bank® acquired certain assets from the FDIC, including approximately $350 million in US Treasury and Agency Securities and approximately $350 million in performing loans. The remaining net proceeds were predominately invested in US Agency Securities.

While Franklin Bank operated forty-five (45) full service banking offices, Prosperity Bank continues to operate thirty-three (33) of these locations and has consolidated the remainder with other nearby Prosperity locations.

Acquisition of 1st Choice Bancorp, Inc.

On June 1, 2008, Prosperity completed its previously announced acquisition of 1st Choice Bancorp, Inc. and its wholly owned subsidiary, 1st Choice Bank. 1st Choice Bancorp, Inc. operated two (2) banking offices in Houston, Texas, with one location in South Houston and another in the Heights area, which was consolidated with Prosperity’s Heights location and is located in 1st Choice’s Heights banking office. As of May 31, 2008, 1st Choice Bancorp reported total assets of approximately $314.9 million, loans of approximately $192.7 million, deposits of approximately $285.2 million and stockholders’ equity of approximately $26.4 million.

In connection with the acquisition, Prosperity issued 1,757,757 shares of its common stock and paid approximately $18.758 million in cash for all outstanding shares of 1st Choice Bancorp.

Prosperity Bancshares, Inc.®

Prosperity Bancshares, Inc.®, an $8.8 billion Houston, Texas based regional financial holding company, formed in 1983, operates under a community banking philosophy and seeks to develop broad customer relationships based on service and convenience. Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at http://www.prosperitybanktx.com, Retail Brokerage Services, MasterMoney Debit Cards, and 24 hour voice response banking. Prosperity currently operates one hundred fifty-eight (158) full service banking locations; fifty-one (51) in the Houston area; twenty-seven (27) in the South Texas area including Corpus Christi and Victoria; twenty-four (24) in the Dallas/Fort Worth area; twenty (20) in the East Texas area; twenty-seven (27) in the Central Texas area including Austin and San Antonio; and nine (9) in the Bryan/College Station area.

Central Texas Area -

Austin -

Allandale

Cedar Park

Congress

183

Lakeway

Liberty Hill

Northland

Oak Hill

Parmer Lane

Research Blvd

Rollingwood

Slaughter Lane

Bryan/College Station -

Bryan

Bryan-East

Bryan-North

College Station

Greens Prairie

Wellborn Road

Rock Prairie

Other Central Texas

Locations -

Bastrop

Caldwell

Dime Box

Dripping Springs

Elgin

Flatonia

Georgetown

Kingsland

La Grange

Lexington

Navasota

New Braunfels

Round Rock

San Antonio

Schulenburg

Smithville

Weimar

Dallas/Fort Worth Area -

Dallas -

Abrams Centre

Balch Springs

Camp Wisdom

Cedar Hill

Central Expressway

Frisco

Frisco-West

Kiest

Preston Road

Red Oak

The Colony

Turtle Creek

Westmoreland

Fort Worth -

Haltom City

Keller

Roanoke

Stockyards

Other Dallas/Fort Worth

Locations -

Azle

Ennis

Gainesville

Mesquite

Muenster

Sanger

Waxahachie

East Texas Area -

Athens

Athens-South

Blooming Grove

Canton

Carthage

Corsicana

Crockett

Eustace

Grapeland

Gun Barrel City

Jacksonville

Kerens

Longview

Mount Vernon

Palestine

Rusk

Seven Points

Tyler

Tyler-University

Winnsboro

Houston Area -

Houston -

Aldine

Bellaire

Clear Lake

Copperfield

Cypress

Downtown

Fairfield

Gessner

Gladebrook

Harrisburg

Heights

Highway 6 West

Hillcroft

Little York

Medical Center

Memorial Drive

Pasadena

Pecan Grove

River Oaks

Sugar Land

SW Medical Center

Tanglewood

Uptown

Waugh Drive

Westheimer

Woodcreek

Other Houston Area

Locations -

Angleton

Beaumont

Cinco Ranch

Cleveland

East Bernard

Edna

El Campo

Dayton

Galveston

Groves

Hempstead

Hitchcock

Katy

Liberty

Magnolia

Mont Belvieu

Nederland

Needville

Sweeny

Tomball

Waller

West Columbia

Wharton

Winnie

Wirt

South Texas Area -

Corpus Christi -

Airline

Carmel

Northwest

Saratoga

Water Street

Other South Texas

Locations -

Alice

Aransas Pass

Bay City

Beeville

Cuero

Goliad

Gonzales

Hallettsville

Kingsville

Mathis

Padre Island

Palacios

Pleasanton

Port Lavaca

Portland

Rockport

Seguin

Sinton

Victoria

Victoria-North

Yoakum

Yorktown

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares®, and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; weather; and the stock price volatility associated with “small-cap” companies. These and various other factors are discussed in Prosperity’s Annual Report on Form 10-K for the year ended December 31, 2008 and other reports and statements we have filed with the SEC. Copies of the SEC filings for Prosperity Bancshares’s® may be downloaded from the Internet at no charge from www.prosperitybanktx.com.

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Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars and share amounts in thousands, except per share data)

	Three Months Ended
	June 30, 2009	Mar 31, 2009	Dec 31, 2008	Sept 30, 2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Selected Earnings and Per Share Data

Total interest income	$102,768	$105,566	$96,588	$84,846
Total interest expense	27,247	31,488	32,631	27,040

Net interest income	75,521	74,078	63,957	57,806
Provision for credit losses	6,900	6,125	6,000	1,700

Net interest income after provision for credit losses	68,621	67,953	57,957	56,106

Total non-interest income	15,133	15,017	13,508	13,117
Total non-interest expense	44,300	44,023	37,586	46,230

Net income before taxes	39,454	38,947	33,879	22,993
Federal income taxes	12,944	13,469	11,194	7,546

Net income	$26,510	$25,478	$22,685	$15,447

Basic earnings per share	$0.57	$0.55	$0.49	$0.34

Diluted earnings per share	$0.57	$0.55	$0.49	$0.33

Period end shares outstanding	46,109	46,100	46,080	46,072
Weighted average shares outstanding (basic)	46,105	46,086	46,078	46,065
Weighted average shares outstanding (diluted)	46,225	46,139	46,276	46,302

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Balance Sheet Averages

Total loans	$3,472,449	$3,203,305	$3,501,488	$3,173,240
Investment securities	3,964,766	2,131,370	3,997,278	2,054,440
Federal funds sold and other temporary investments	122,358	33,803	94,631	82,702

Total earning assets	7,559,573	5,368,478	7,593,397	5,310,382
Allowance for credit losses	(39,249)	(32,813)	(38,240)	(32,381)
Cash and due from banks	133,739	131,015	145,232	138,354
Goodwill	875,236	785,604	875,601	772,774
Core Deposit Intangibles (CDI)	41,518	43,461	39,314	44,131

Other real estate	13,524	8,581	10,288	10,002
Fixed assets, net	150,475	123,876	137,086	123,705
Other assets	99,169	111,062	100,472	111,016

Total assets	$8,833,985	$6,539,264	$8,863,150	$6,477,983

Non-interest bearing deposits	$1,499,888	$1,215,176	$1,498,136	$1,184,121
Interest bearing deposits	5,746,511	3,824,628	5,767,455	3,803,669

Total deposits	7,246,399	5,039,804	7,265,591	4,987,790
Securities sold under repurchase agreements	92,466	82,408	88,128	74,241
Federal funds purchased and other borrowings	28,937	76,132	55,865	86,554
Junior subordinated debentures	92,265	102,575	92,265	106,012
Other liabilities	78,181	61,187	80,101	63,032
Shareholders’ equity (A)	1,295,737	1,177,158	1,281,200	1,160,354

Total liabilities and equity	$8,833,985	$6,539,264	$8,863,150	$6,477,983

(A)

Includes $15,800 and $1,675 in after tax unrealized gains on available for sale securities for the three month periods ending June 30, 2009 and June 30, 2008, respectively and $13,722 and $172 for the six months ending June 30, 2009 and June 30, 2008, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Income Statement Data

Interest on loans	$55,248	$55,948	$111,050	$114,468
Interest on securities	47,450	25,856	97,178	50,639
Interest on federal funds sold and other temporary investments	70	175	106	1,337

Total interest income	102,768	81,979	208,334	166,444

Interest expense - deposits	25,621	25,210	55,078	54,155
Interest expense - debentures	959	1,558	2,078	3,577
Interest expense - other	667	1,240	1,579	2,746

Total interest expense	27,247	28,008	58,735	60,478

Net interest income (B)	75,521	53,971	149,599	105,966
Provision for credit losses	6,900	1,000	13,025	2,167

Net interest income after provision for credit losses	68,621	52,971	136,574	103,799

Service charges on deposit accounts	12,863	10,727	25,235	21,233
Net gain on sale of assets	200	676	297	680
Net gain (loss) on sale of ORE	415	(478)	437	(439)
Brokered mortgage income	140	113	210	222
Net gain on sale of held for sale loans	0	110	0	183
Gain on sale of securities	0	0	0	0
Other non-interest income	1,515	1,918	3,971	3,866

Total non-interest income	15,133	13,066	30,150	25,745

Salaries and benefits (C)	20,494	16,751	43,142	32,881
CDI amortization	2,492	2,459	5,156	4,951
Net occupancy and equipment	3,514	2,867	7,492	5,677
Depreciation	2,069	1,920	4,070	3,857
Data processing and software amortization	1,562	1,361	3,617	2,652
Impairment charge on write-down of securities	0	0	0	0
Other non-interest expense	14,169	5,502	24,846	9,962

Total non-interest expense	44,300	30,860	88,323	59,980

Net income before taxes	39,454	35,177	78,401	69,564
Federal income taxes	12,944	11,740	26,413	23,189

Net income available to common shareholders	$26,510	$23,437	$51,988	$46,375

(B)

Net interest income on a tax equivalent basis would be $76,226 and $54,692 for the three months ended June 30, 2009 and June 30, 2008, respectively and $150,985 and $107,524 for the six months ended June 30, 2009 and June 30, 2008, respectively.

(C)

Salaries and benefits includes stock-based compensation expense of $294 and $393 for the three months ended June 30, 2009 and June 30, 2008, respectively and $620 and $641 for the six months ended June 30, 2009 and June 30, 2008, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars and share amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Common Share and Other Data
Employees - FTE	1,634	1,397	1,634	1,397

Book value per share	$28.17	$26.44	$28.17	$26.44
Tangible book value per share	$8.31	$7.79	$8.31	$7.79

Period end shares outstanding	46,109	46,060	46,109	46,060
Weighted average shares outstanding (basic)	46,105	44,852	46,097	44,520
Weighted average shares outstanding (diluted)	46,225	45,039	46,146	44,676

Non-accrual loans	$646	$2,727	$646	$2,727
Accruing loans 90 or more days past due	7,497	2,130	7,497	2,130
Restructured loans	0	0	0	0

Total non-performing loans	8,143	4,857	8,143	4,857
Repossessed assets	343	139	343	139
Other real estate	11,101	6,655	11,101	6,655

Total non-performing assets	$19,587	$11,651	$19,587	$11,651

Allowance for credit losses at end of period	$42,611	$34,085	$42,611	$34,085

Net charge-offs	$3,526	$1,163	$7,383	$2,806

Basic earnings per share	$0.57	$0.52	$1.13	$1.04

Diluted earnings per share	$0.57	$0.52	$1.13	$1.04

Prosperity Bancshares, Inc.®

Financial Highlights

	Three Months Ended		Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Performance Ratios

Return on average assets (annualized)	1.20%	1.43%	1.17%	1.43%
Return on average common equity (annualized)	8.18%	7.96%	8.12%	7.99%
Return on average tangible common equity (annualized)	27.98%	26.93%	28.39%	27.01%
Net interest margin (D) (tax equivalent) (annualized)	4.04%	4.10%	4.01%	4.07%

Efficiency ratio (E)	48.98%	46.50%	49.22%	45.78%

Asset Quality Ratios

Non-performing assets to average earning assets	0.26%	0.22%	0.26%	0.22%
Non-performing assets to loans and other real estate	0.57%	0.35%	0.57%	0.35%
Net charge-offs to average loans	0.10%	0.04%	0.21%	0.09%
Allowance for credit losses to total loans	1.23%	1.03%	1.23%	1.03%

Common Stock Market Price

High	$31.23	$32.29	$31.23	$32.29

Low	$26.20	$25.37	$20.04	$21.96

Period end market price	$29.83	$26.73	$29.83	$26.73

(D)	Net interest margin for all periods presented is calculated on an actual 365 or actual 366 day basis.
(E)

The Company revised its efficiency ratio in the fourth quarter 2008 and no longer excludes gains and losses on the sale of ORE. The efficiency ratio is calculated by dividing total non-interest expense (excluding provision for credit losses) by net interest income plus non-interest income (excluding net gains and losses on the sale of securities and assets and impairment charge on write-down of securities). Prior period amounts have been restated to reflect the current methodology. Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	June 30, 2009		Mar 31, 2009		Dec 31, 2008		Sept 30, 2008
	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)
Loan Portfolio
Commercial	$461,622	13.38%	$461,514	13.18%	$499,143	13.99%	$470,099	14.47%
Construction	613,386	17.77%	643,151	18.37%	666,080	18.67%	626,443	19.28%
1-4 family residential	675,702	19.58%	667,392	19.06%	668,096	18.73%	574,583	17.69%
Home equity	115,029	3.33%	112,053	3.20%	107,048	3.01%	95,962	2.95%
Commercial real estate	1,318,489	38.20%	1,346,056	38.45%	1,343,401	37.66%	1,229,219	37.84%
Agriculture	149,515	4.33%	144,384	4.12%	145,649	4.08%	133,123	4.10%
Consumer	117,576	3.41%	126,750	3.62%	137,640	3.86%	119,188	3.67%

Total Loans	$3,451,319		$3,501,300		$3,567,057		$3,248,617

Deposit Types

Non-interest bearing DDA	$1,476,378	20.34%	$1,510,005	20.95%	$1,522,983	20.85%	$1,263,407	24.75%
Interest bearing DDA	1,060,965	14.62%	1,030,826	14.30%	1,082,078	14.82%	707,055	13.85%
Money Market	1,614,874	22.25%	1,495,724	20.76%	1,400,673	19.18%	1,147,559	22.48%
Savings	325,232	4.48%	322,130	4.47%	309,938	4.24%	246,370	4.83%
Time < $100	1,418,375	19.54%	1,491,380	20.69%	1,577,431	21.60%	814,165	15.95%
Time > $100	1,362,071	18.77%	1,356,814	18.83%	1,410,194	19.31%	926,286	18.14%

Total Deposits	$7,257,895		$7,206,879		$7,303,297		$5,104,842

Loan to Deposit Ratio	47.6%		48.6%		48.8%		63.6%

Construction Loans

Single family residential construction	$177,632	28.96%	$214,034	33.28%	$237,191	35.61%	$233,196	37.23%
Land development	86,363	14.08%	91,005	14.15%	90,846	13.64%	73,955	11.81%
Raw land	96,157	15.67%	89,003	13.84%	89,120	13.38%	90,974	14.52%
Residential lots	101,321	16.52%	104,684	16.28%	106,869	16.04%	101,027	16.13%
Commercial lots	49,614	8.09%	37,318	5.80%	39,374	5.91%	35,890	5.73%
Commercial construction and other	102,299	16.68%	107,107	16.65%	102,680	15.42%	91,401	14.58%

Total Construction Loans	$613,386		$643,151		$666,080		$626,443

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	June 30, 2009	Mar 31, 2009	Dec 31, 2008	Sept 30, 2008	June 30, 2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Balance Sheet Data (at period end)
Total loans	$3,451,319	$3,501,300	$3,567,057	$3,248,617	$3,313,328
Investment securities (F)	3,981,109	3,991,200	4,160,401	2,294,403	2,235,703
Federal funds sold and other temporary investments	128,451	14,930	16,404	25,748	14,230

Total earning assets	7,560,879	7,507,430	7,743,862	5,568,768	5,563,261
Allowance for credit losses	(42,611)	(39,238)	(36,970)	(33,981)	(34,085)
Cash and due from banks	142,860	148,938	212,335	159,386	170,966
Goodwill	875,434	874,356	874,654	811,916	811,391
Core deposit intangibles	40,305	42,796	38,196	44,974	47,536
Other real estate	11,101	9,134	4,450	7,538	6,655
Fixed assets, net	149,742	151,544	123,638	123,823	125,000
Other assets	101,241	104,237	112,199	105,485	103,010

Total assets	$8,838,951	$8,799,197	$9,072,364	$6,787,909	$6,793,734

Demand deposits	$1,476,378	$1,510,005	$1,522,983	$1,263,407	$1,285,493
Interest bearing deposits	5,781,517	5,696,874	5,780,314	3,841,435	4,011,141

Total deposits	7,257,895	7,206,879	7,303,297	5,104,842	5,296,634
Securities sold under repurchase agreements	96,732	81,773	96,017	100,310	99,225
Federal funds purchased and other borrowings	28,170	28,441	229,395	219,671	42,089
Junior subordinated debentures	92,265	92,265	92,265	92,265	92,265
Other liabilities	64,794	109,291	96,284	41,641	45,916

Total liabilities	7,539,856	7,518,649	7,817,258	5,558,729	5,576,129
Shareholders’ equity (G)	1,299,095	1,280,548	1,255,106	1,229,180	1,217,605

Total liabilities and equity	$8,838,951	$8,799,197	$9,072,364	$6,787,909	$6,793,734

(F)

Includes $20,153, $23,784, $15,158, $1,220 and ($633) in unrealized gains (losses) on available for sale securities for the quarterly periods ending June 30, 2009, March 31, 2009, December 31, 2008, September 30, 2008 and June 30, 2008, respectively.

(G)

Includes $13,099, $15,460, $9,853, $793 and ($411) in after-tax unrealized gains (losses) on available for sale securities for the quarterly periods ending June 30, 2009, March 31, 2009, December 31, 2008, September 30, 2008 and June 30, 2008, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Three Months Ended
	June 30, 2009	Mar 31, 2009	Dec 31, 2008	Sept 30, 2008	June 30, 2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Income Statement Data
Interest on loans	$55,248	$55,802	$56,073	$56,925	$55,948
Interest on securities	47,450	49,726	39,713	27,834	25,856
Interest on federal funds sold and other earning assets	70	38	802	87	175

Total interest income	102,768	105,566	96,588	84,846	81,979

Interest expense - deposits	25,621	29,457	29,663	23,874	25,210
Interest expense - debentures	959	1,119	1,452	1,410	1,558
Interest expense - other	667	912	1,516	1,756	1,240

Total interest expense	27,247	31,488	32,631	27,040	28,008

Net interest income	75,521	74,078	63,957	57,806	53,971
Provision for credit losses	6,900	6,125	6,000	1,700	1,000

Net interest income after provision for credit losses	68,621	67,953	57,957	56,106	52,971

Service charges on deposits accounts	12,863	12,372	13,204	11,348	10,727
Net gain on sale of assets	200	97	130	34	676
Net gain (loss) on sale of ORE	415	22	(1,684)	(210)	(478)
Brokered mortgage income	140	70	34	74	113
Net gain on sale of held for sale loans	0	0	0	46	110
Gain on sale of securities	0	0	0	0	0
Other non-interest income	1,515	2,456	1,824	1,825	1,918

Total non-interest income	15,133	15,017	13,508	13,117	13,066

Salaries and benefits	20,494	22,648	20,411	17,526	16,751
CDI amortization	2,492	2,664	2,284	2,562	2,459
Net occupancy and equipment	3,514	3,978	3,704	3,088	2,867
Depreciation	2,069	2,001	1,854	1,955	1,920
Data processing and software amortization	1,562	2,055	1,609	1,319	1,361
Impairment charge on write-down of securities	0	0	0	14,025	0
Other non-interest expense	14,169	10,677	7,724	5,755	5,502

Total non-interest expense	44,300	44,023	37,586	46,230	30,860

Net income before taxes	39,454	38,947	33,879	22,993	35,177
Federal income taxes	12,944	13,469	11,194	7,546	11,740

Net income available to common shareholders	$26,510	$25,478	$22,685	$15,447	$23,437

Prosperity Bancshares, Inc.®

Financial Highlights

	Three Months Ended
	June 30, 2009	Mar 31, 2009	Dec 31, 2008	Sept 30, 2008	June 30, 2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Comparative Quarterly Asset Quality, Performance & Capital Ratios
Return on average assets (annualized)	1.20%	1.15%	1.09%	0.91%	1.43%
Return on average common equity (annualized)	8.18%	8.02%	7.30%	5.04%	7.96%
Return on average tangible equity (annualized)	27.98%	28.52%	24.89%	16.83%	26.93%
Net interest margin (tax equivalent) (annualized)	4.04%	3.98%	3.65%	4.15%	4.10%
Employees - FTE	1,634	1,684	1,734	1,366	1,397
Efficiency ratio	48.98%	49.47%	48.60%	45.43%	46.50%
Non-performing assets to average earning assets	0.26%	0.16%	0.20%	0.26%	0.22%
Non-performing assets to loans and other real estate	0.57%	0.36%	0.40%	0.45%	0.35%
Net charge-offs to average loans	0.10%	0.11%	0.09%	0.05%	0.04%
Allowance for credit losses to total loans	1.23%	1.12%	1.04%	1.05%	1.03%

Book value per share	$28.17	$27.78	$27.24	$26.68	$26.44

Tangible book value per share	$8.31	$7.88	$7.43	$8.08	$7.79

Tier 1 risk-based capital	11.24%	10.53%	9.89%	12.71%	12.70%

Total risk-based capital	12.28%	11.48%	10.76%	13.65%	13.67%

Tier 1 leverage capital	5.81%	5.48%	5.68%	7.75%	7.87%

Tangible equity to tangible assets	4.84%	4.61%	4.19%	6.28%	6.04%

Equity to assets	14.70%	14.55%	13.83%	18.11%	17.92%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended June 30, 2009
	Average Balance	Interest Earned / Interest Paid	Average Yield/Rate
YIELD ANALYSIS
Interest Earning Assets:
Loans	$3,472,449	$55,248	6.38%
Investment securities	3,964,766	47,450	4.79%
Federal funds sold and other temporary investments	122,358	70	0.23%

Total interest earning assets	7,559,573	$102,768	5.45%

Allowance for credit losses	(39,249)
Non-interest earning assets	1,313,661

Total assets	$8,833,985

Interest Bearing Liabilities:
Interest bearing demand deposits	$1,047,363	$2,182	0.84%
Savings and money market deposits	1,878,238	4,619	0.99%
Certificates and other time deposits	2,820,910	18,820	2.68%
Securities sold under repurchase agreements	92,466	280	1.21%
Federal funds purchased and other borrowings	28,937	387	5.36%
Junior subordinated debentures	92,265	959	4.17%

Total interest bearing liabilities	$5,960,179	$27,247	1.83%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	$1,499,888
Other liabilities	78,181

Total liabilities	$7,538,248

Shareholders’ equity	$1,295,737

Total liabilities and shareholders’ equity	$8,833,985

Net Interest Income & Margin		$75,521	4.01%

Net Interest Income & Margin (tax equivalent)		$76,226	4.04%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended June 30, 2008
	Average Balance	Interest Earned / Interest Paid	Average Yield/Rate
YIELD ANALYSIS
Interest Earning Assets:
Loans	$3,203,305	$55,948	7.02%
Investment securities	2,131,370	25,856	4.85%
Federal funds sold and other temporary investments	33,803	175	2.08%

Total interest earning assets	5,368,478	$81,979	6.14%

Allowance for credit losses	(32,813)
Non-interest earning assets	1,203,599

Total assets	$6,539,264

Interest Bearing Liabilities:
Interest bearing demand deposits	$745,413	$1,652	0.89%
Savings and money market deposits	1,370,964	6,678	1.96%
Certificates and other time deposits	1,708,251	16,880	3.97%
Securities sold under repurchase agreements	82,408	574	2.80%
Federal funds purchased and other borrowings	76,132	666	3.52%
Junior subordinated debentures	102,575	1,558	6.11%

Total interest bearing liabilities	4,085,743	$28,008	2.76%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,215,176
Other liabilities	61,187

Total liabilities	5,362,106
Shareholders’ equity	1,177,158

Total liabilities and shareholders’ equity	$6,539,264

Net Interest Income & Margin		$53,971	4.04%

Net Interest Income & Margin (tax equivalent)		$54,692	4.10%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Six Months Ended June 30, 2009
	Average Balance	Interest Earned / Interest Paid	Average Yield/Rate
YIELD ANALYSIS
Interest Earning Assets:
Loans	$3,501,488	$111,050	6.40%
Investment securities	3,997,278	97,178	4.86%
Federal funds sold and other temporary investments	94,631	106	0.23%

Total interest earning assets	$7,593,397	$208,334	5.53%

Allowance for credit losses	(38,240)
Non-interest earning assets	1,307,993

Total assets	$8,863,150

Interest Bearing Liabilities:
Interest bearing demand deposits	$1,058,122	$4,304	0.82%
Savings and money market deposits	1,841,147	10,676	1.17%
Certificates and other time deposits	2,868,186	40,098	2.82%
Securities sold under repurchase agreements	88,128	628	1.44%
Federal funds purchased and other borrowings	55,865	951	3.43%
Junior subordinated debentures	92,265	$2,078	4.54%

Total interest bearing liabilities	$6,003,713	$58,735	1.97%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	$1,498,136
Other liabilities	80,101

Total liabilities	$7,581,950
Shareholders’ equity	1,281,200

Total liabilities and shareholders’ equity	$8,863,150

Net Interest Income & Margin		$149,599	3.97%

Net Interest Income & Margin (tax equivalent)		$150,985	4.01%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Six Months Ended June 30, 2008
	Average Balance	Interest Earned / Interest Paid	Average Yield/Rate
YIELD ANALYSIS
Interest Earning Assets:
Loans	$3,173,240	$114,468	7.25%
Investment securities	2,054,440	50,639	4.93%
Federal funds sold and other temporary investments	82,702	1,337	3.25%

Total interest earning assets	5,310,382	$166,444	6.30%

Allowance for credit losses	(32,381)
Non-interest earning assets	1,199,982

Total assets	$6,477,983

Interest Bearing Liabilities:
Interest bearing demand deposits	$807,570	$4,773	1.19%
Savings and money market deposits	1,311,655	14,092	2.16%
Certificates and other time deposits	1,684,444	35,290	4.21%
Securities sold under repurchase agreements	74,241	1,178	3.19%
Federal funds purchased and other borrowings	86,554	1,568	3.64%
Junior subordinated debentures	106,012	3,577	6.79%

Total interest bearing liabilities	4,070,476	$60,478	2.99%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,184,121
Other liabilities	63,032

Total liabilities	5,317,629
Shareholders’ equity	1,160,354

Total liabilities and shareholders’ equity	$6,477,983

Net Interest Income & Margin		$105,966	4.01%

Net Interest Income & Margin (tax equivalent)		$107,524	4.07%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars in thousands)

Consolidated Financial Highlights

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non–GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio for internal planning and forecasting purposes. Prosperity has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented. Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and Prosperity believes that its presentation, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended
	June 30, 2009	Mar 31, 2009	Dec 31, 2008	Sept 30, 2008	June 30, 2008
Net Income	$26,510	$25,478	$22,685	$15,447	$23,437

Period end shares outstanding	46,109	46,100	46,080	46,072	46,060

Total assets	$8,838,951	$8,799,197	$9,072,364	$6,787,909	$6,793,734

Shareholders’ equity	1,299,095	1,280,548	1,255,106	1,229,180	1,217,605

Average shareholders’ equity	1,295,737	1,270,380	1,242,491	1,225,159	1,177,158

Goodwill and Core Deposit Intangibles (CDI)	915,739	917,152	912,850	856,890	858,927

Average goodwill and Core Deposit Intangibles	916,754	913,010	877,985	857,966	829,065

Tangible shareholders’ equity (1)	383,356	363,396	342,256	372,290	358,678

Average tangible shareholders’ equity (2)	378,983	357,370	364,506	367,193	348,093

Tangible assets (3)	7,923,212	7,882,045	8,159,514	5,931,019	5,934,807

Tangible book value per share (4)	$8.31	$7.88	$7.43	$8.08	$7.79

Return on average tangible common equity (5)	27.98%	28.52%	24.89%	16.83%	26.93%

Tangible equity to tangible assets ratio (6)	4.84%	4.61%	4.19%	6.28%	6.04%

(1)	Tangible shareholders’ equity is calculated by subtracting goodwill and CDI from shareholders’ equity.
(2)	Average tangible shareholders’ equity is calculated by subtracting average goodwill and CDI from average shareholders’ equity.
(3)	Tangible assets is calculated by subtracting goodwill and CDI from total assets.
(4)	Tangible book value is calculated by dividing tangible shareholders’ equity by period end shares outstanding.
(5)	Return on average tangible common equity is calculated by dividing net income by average tangible shareholders’ equity (annualized).
(6)	Tangible equity to tangible assets ratio is calculated by dividing tangible shareholders’ equity by tangible assets.

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars in thousands)

	Six Months Ended
	June 30, 2009	June 30, 2008
Net Income	$51,988	$46,375

Period end shares outstanding	46,109	46,060

Total assets	$8,838,951	$6,793,734

Shareholders’ equity	1,299,095	1,217,605

Average shareholders’ equity	1,281,200	1,160,354

Goodwill and Core Deposit Intangibles (CDI)	915,739	858,927

Average goodwill and Core Deposit Intangibles	914,915	816,905

Tangible shareholders’ equity (1)	383,356	358,678

Average tangible shareholders’ equity (2)	366,285	343,449

Tangible assets (3)	7,923,212	5,934,807

Tangible book value per share (4)	$8.31	$7.79

Return on average tangible common equity (5)	28.39%	27.01%

Tangible equity to tangible assets ratio (6)	4.84%	6.04%

(1)	Tangible shareholders’ equity is calculated by subtracting goodwill and CDI from shareholders’ equity.
(2)	Average tangible shareholders’ equity is calculated by subtracting average goodwill and CDI from average shareholders’ equity.
(3)	Tangible assets is calculated by subtracting goodwill and CDI from total assets.
(4)	Tangible book value is calculated by dividing tangible shareholders’ equity by period end shares outstanding.
(5)	Return on average tangible common equity is calculated by dividing net income by average tangible shareholders’ equity (annualized).
(6)	Tangible equity to tangible assets ratio is calculated by dividing tangible shareholders’ equity by tangible assets.